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EXHIBIT 23D

CONSENT OF ERNST & YOUNG ACCOUNTANTS INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SafeNet, Inc. 2001 Omnibus Stock Plan and the SafeNet, Inc. Employee Stock Purchase Plan, of our report dated January 31, 2002 with respect to the consolidated financial statements of Pijnenburg Securealink, Inc. for the year ended December 31, 2001 included in SafeNet, Inc.'s Current Report on Form 8-K dated January 2, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young Accountants

Amsterdam, The Netherlands
August 8, 2002

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CONSENT OF ERNST & YOUNG ACCOUNTANTS INDEPENDENT AUDITORS